EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Ortec International, Inc. (“Ortec”), hereby certifies that Ortec’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Ortec.

Dated: November 13, 2006

/s/ Ron Lipstein

Ron Lipstein
Principal Executive Officer